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                                                                    EXHIBIT 23.1

                        CONSENT OF CHARTERED ACCOUNTANTS
                        --------------------------------





Board of Directors
Suite101.com Inc.



We consent to the use of our report dated March 14th, 2000 on the consolidated financial statements of Suite101.com, Inc. as of December 31, 1999 as included in the Form SB-2.

Dated this 2nd day of June 2000.





N.I. CAMERON INC.

"N.I. Cameron Inc."

Chartered Accountants